EXHIBIT 23.2
Consent of Independent Registered Public Accounting Firm
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 15, 2006 except for Note 8, as to which the date is April 12, 2006 relating to the consolidated financial statements of Vanda Pharmaceuticals Inc., which appears in Amendment No. 6 to Vanda Pharmaceuticals Inc.’s Registration Statement on Form S-1 (No. 333-130759) dated April 12, 2006.
/s/ PricewaterhouseCoopers LLP
McLean, Virginia
April 18, 2006